                                                                    EX.-10(b)(i)

                                 CERTIFICATIONS

I, Liat Rorer, certify that:

1. I have reviewed this report on Form N-CSR of E*TRADE Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the registrant and have:

          a. Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b. Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

          c. Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of trustees (or persons performing the equivalent functions):

          a. All significant deficiencies and material weaknesses in the design or operation of internal control over the financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

          b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:    2/27/04
      -------------


                                        /s/ Liat Rorer
                                        ----------------------------------------
                                        Liat Rorer,
                                        President

                                                                   EX.-10(b)(ii)

                                 CERTIFICATIONS

I, Elizabeth Gottfried, certify that:

1. I have reviewed this report on Form N-CSR of E*TRADE Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act of 1940) for the registrant and have:

          a. Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b. Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

          c. Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal half-year (the registrant's second fiscal half-year in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of trustees (or persons performing the equivalent functions):

          a. All significant deficiencies and material weaknesses in the design or operation of internal control over the financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

          b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:   2/27/04
      ------------


                                        /s/ Elizabeth Gottfried
                                        ----------------------------------------
                                        Elizabeth Gottfried,
                                        Treasurer

                                                              EX. -99.906CERT(i)

                                  CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of Registrant: E*TRADE Funds

Date of Form N-CSR: December 31, 2003

     The undersigned, the principal executive officer of the above-named registrant (the "Fund"), hereby certifies that, with respect to the Form N-CSR referred to above, to the best of her knowledge and belief, after reasonable inquiry:

     1. such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

     A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

     IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of this 27th day of February, 2004.


                                        /s/ Liat Rorer
                                        ----------------------------------------
                                        Liat Rorer,
                                        President

                                                            EX. -99.906CERT9(ii)

                                  CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Name of Registrant: E*TRADE Funds

Date of Form N-CSR: December 31, 2003

     The undersigned, the principal financial officer of the above-named registrant (the "Fund"), hereby certifies that, with respect to the Form N-CSR referred to above, to the best of her knowledge and belief, after reasonable inquiry:

     1. such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

     A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

     IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of this 27th day of February, 2004.


                                        /s/ Elizabeth Gottfried
                                        ----------------------------------------
                                        Elizabeth Gottfried,
                                        Treasurer

                                  E*TRADE FUNDS

                                 CODE OF ETHICS
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

1.   Introduction.
     ------------

The Board of Trustees ("Board) of E*TRADE Funds ("Trust") has established this Code of Ethics ("Code") in accordance with the Sarbanes-Oxley Act of 2002 ("SOX Act") and the rules promulgated thereunder. This Code does not supersede or otherwise affect any separate code of ethics that the Trust, E*TRADE Asset Management, Inc. and E*TRADE Securities LLC have adopted pursuant to, among other things, Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"), or any other applicable laws, regulations or corporate governance provisions.

This Code is designed to deter wrongdoing and promote:

     (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     (b) full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust or any of its separate series (each a "Fund");

     (c)  compliance with applicable governmental laws, rules, and regulations;

     (d) prompt internal reporting of violations of the Code to an appropriate person or persons; and

     (e)  accountability for adherence to the Code.

This Code applies to the Trust's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the Trust or a third party (collectively, "Covered Officers"). The Trust's Covered Officers are those individuals listed in Appendix A, attached hereto.

2.   Principles of Honest and Ethical Conduct.
     ----------------------------------------

     (a)  General Objectives.

The Trust expects each Covered Officer to adhere to the highest possible standards of honest and ethical conduct. Each Covered Officer is expected to handle actual or apparent conflicts of interest between personal and professional relationships in a manner that is above reproach and to place the interests of the Trust above the Covered Officer's own personal interests.

     (b)  Conflicts of Interest.

All Covered Officers of the Trust should be scrupulous in avoiding a conflict of interest with the Trust's interests. A "conflict of interest" occurs when a Covered Officer's private or personal interests interfere or may appear to interfere with the best interests of the Trust. It is the duty of each Covered Officer to be aware of and to avoid any transaction, interest, personal activity, or investment that interferes or may appear to interfere with the Covered Officer's objective execution of his or her duties and responsibilities for the Trust. Under no circumstances should a Covered Officer have any undisclosed or unapproved financial or other business relationship with the Trust or a third party that might impair or might be viewed as impairing the exercise of the Covered Officer's best judgment with respect to matters involving the Trust.

Examples of possible conflicts of interest might include, but are not limited to:

          (i) Personal Business Transactions. A Covered Officer may not cause the Trust to engage in any business transaction with his or her family members or relatives or utilize the Covered Officer's relationship with the Trust to cause any third party to engage in any business transaction with his or her family members or relatives.

          (ii) Use of Nonpublic or Confidential Information. A Covered Officer may not use nonpublic or confidential information about the Trust or any of its service providers for personal gain by the Covered Officer or his or her family members or relatives (including securities transactions based on such information).

          (iii) Outside Employment or Activities. A Covered Officer may not engage in any outside employment or activity that interferes with his or her duties and responsibilities with respect to the Trust or is otherwise in conflict with or prejudicial to the Trust. A Covered Officer must disclose to the Trust's Compliance Officer (for purposes of administering this Code) any outside employment or activity that may constitute a conflict of interest and obtain the Compliance Officer's approval before engaging in such employment or activity. The Trust's Compliance Officer (for purposes of administering this Code) is the person listed in Appendix A to this Code.

          (iv) Gifts. A Covered Officer may not accept gifts or other items of more than de minimis value from any person or entity that does, or seeks to do, business with or on behalf of the Trust. In this regard, each Covered Officer should refer to any other applicable procedures regarding accepting or giving gifts that may have been adopted by E*TRADE Group, Inc.

          (v) Corporate Opportunities. A Covered Officer may not exploit for his or her personal gain, or the personal gain of the Covered Officer's family members or relatives, opportunities that are discovered through the use of Trust property, information, or the Covered

Officer's position, unless the opportunity is first fully disclosed in writing to the Trust's Board and the Board determines not to pursue such opportunity for the Trust.

          (vi) Other Situations. Because other conflicts of interest may arise, it is impractical to attempt to list in this Code all possible situations that could result in a conflict of interest. If a proposed transaction, interest, personal activity, or investment raises any concerns, questions or doubts, a Covered Officer should consult with the Trust's Compliance Officer before engaging in such transaction or investment or pursuing such interest or activity.

     (c)  Reporting.

Any potential conflict of interest must be disclosed and reported by the Covered Officer to the Compliance Officer and resolved before the Covered Officer takes any action.

3.   Full, Fair, Accurate, Timely, and Understandable Disclosure in Trust
     --------------------------------------------------------------------
     Disclosure and Reporting Documents.
     ----------------------------------

As a registered investment company, it is of critical importance that the Trust's public communications, reports, and SEC filings contain full, fair, accurate, timely, and understandable disclosure. Accordingly, each Covered Officer is expected to consider it central to his or her duties and responsibilities to the Trust to promote full, fair, accurate, timely, and understandable disclosure in the Trust's public communications and reports, and in the documents that the Trust files with, or submits to, the SEC. In this regard, the Trust has adopted Disclosure Controls and Procedures that, "under the supervision and oversight" of the Covered Officers, are designed to ensure that all information the Trust is required to disclose in its annual and semi-annual reports filed with the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC under its rules and regulations.

In addition to adhering to the specific requirements set forth in those Disclosure Controls and Procedures and all applicable governmental laws, rules and regulations, each Covered Officer shall exercise the highest standard of care in complying with the Trust's system of internal accounting controls, and in preparing and providing all necessary information to make the Trust's public reports, communications, and SEC filings and submissions complete, fair, and understandable.

Accordingly, each Covered Officer must not knowingly misrepresent or cause others to misrepresent facts about the Trust. In addition, each Covered Officer must seek to ensure that all of the Trust's books, records, accounts and financial information, as well as reports produced from those materials:

     (a) are supported by accurate documentation maintained in reasonable detail;

     (b) are recorded in the proper account and in the proper accounting period;

     (c)  do not contain any false or intentionally misleading entries;

     (d) fairly and accurately reflect the transactions or occurrences to which they relate; and

     (e) conform to both the Trust's system of internal controls, including its Disclosure Controls Procedures, and to all applicable laws, rules and regulations.

Each Covered Officer shall promptly bring to the attention of Trust Counsel or the Board's Audit Committee any information he or she may have concerning any violation of the provisions of this Code, involving any Trust management, employees or agents thereof who have a significant role in the Trust's financial reporting, disclosures or internal controls.

4.   Compliance with Applicable Governmental Laws, Rules and Regulations.
     -------------------------------------------------------------------

As a registered investment company, the Trust must comply with all applicable federal securities laws and regulations, as well as other applicable laws and regulations. The Trust insists on strict compliance with the spirit and the letter of these laws and regulations. Each Covered Officer must comply with all laws, rules, and regulations applicable to the Trust's operations and business.

A Covered Officer should seek guidance whenever he or she is in doubt as to the applicability of any law, rule, or regulation with respect to the contemplated course of action. If in doubt on a course of action, a good guideline is "always ask first, act later" -- if a Covered Officer is unsure of what to do in any situation, he or she should seek guidance before acting.

Each Covered Officer shall cooperate with Trust Counsel, the Compliance Officer, the Trust's independent accountants, and the Trust's other service providers with the goal of maintaining the Trust's material compliance with applicable laws, rules and regulations.

Each Covered Officer is encouraged to attend courses and seminars for the purpose of keeping apprised of developments relating to those governmental laws, rules, and regulations applicable to the Trust. Each Covered Officer also should consult with the various procedures, guidelines and other related materials which the Trust and its service providers have prepared on specific laws and regulations.

5.   Prompt Internal Reporting of Violations of the Code; Evaluation of Possible
     ---------------------------------------------------------------------------
     Violations; Determination of Sanctions.
     --------------------------------------

     (a) Reporting to Compliance Officer or Trust Counsel. Each Covered Officer shall promptly bring to the attention of the Compliance Officer any knowledge or information the Covered Officer may have concerning a violation of this Code. If no written report is made by a Covered Officer, the Compliance Officer shall document such receipt of a report by the Compliance Officer of a suspected violation of this Code.

     (b) Evaluation of Reports. The Compliance Officer, in consultation with Trust Counsel, shall determine whether the reported conduct actually violates the Code. If it is determined that there has been a violation of the Code, the Compliance Officer, in consultation with Trust Counsel, shall determine whether the violation of the Code has had or may have a material adverse impact upon the Trust or any Fund.

          (i) No Material Adverse Impact on the Trust or any Fund. If the Compliance Officer and Trust Counsel determine that the violation has not caused a material adverse impact upon the Trust or any Fund, the Trust Counsel shall determine what sanctions, if any, may be appropriate for the violation.

          (ii) Material Adverse Impact on the Trust or any Fund. If the Compliance Officer and Trust Counsel determine that the violation has caused a material adverse impact upon the Trust or any Fund, the Compliance Officer or Trust Counsel shall promptly notify the Board's Audit Committee of such violation. The Board's Audit Committee shall be entitled to consult with independent legal counsel to determine whether the violation actually has had a material adverse impact upon the Trust or any Fund and to formulate appropriate actions or sanctions that the Audit Committee, in its business judgment, determines to be necessary or advisable.

6.   Compliance Reports.
     ------------------

     (a) Quarterly Reports by Covered Officers to Compliance Officer. Each Covered Officer shall provide a written report to the Compliance Officer on a quarterly basis, a form of which is attached hereto as Appendix B, indicating whether the Compliance Officer has complied with this Code since the last report submitted by that Covered Officer. The Compliance Officer may rely on such reports when preparing the Compliance Officer's written report to the Board as required in this Section 6(b) below.

     (b) Quarterly Reports by Compliance Officer to Board. The Compliance Officer shall provide a written report to the Board at each regularly scheduled Board meeting of any and all violations of this Code (whether or not they caused a material adverse impact upon the Trust or any Fund) that have occurred since the previous regularly scheduled Board meeting, and all sanctions imposed. If no violations of this Code have occurred since the previous Board meeting, the Compliance Officer shall so indicate in his or her written report.

7.   Waivers of Provisions of the Code.
     ---------------------------------

     (a)  Waivers.

A Covered Officer may request a waiver from a provision of this Code if there is a reasonable likelihood that a contemplated action would be a material departure from a provision of the Code. Waivers will not be granted except under extraordinary or special circumstances. The process of requesting a waiver shall consist of the following steps:

          (i) The Covered Officer shall set forth a request for waiver in writing and submit such request to the Compliance Officer. The request shall describe the conduct, activity, or transaction for which the Covered Officer seeks a waiver, and shall briefly explain the reason for engaging in the conduct, activity, or transaction.

          (ii) The determination with respect to the waiver shall be made in a timely fashion by the Compliance Officer, subject to consultation and approval of Trust Counsel, and submitted to the Board for ratification.

          (iii) The decision with respect to the waiver request shall be documented and maintained in the Trust's records for a period of not less than six years following the end of the fiscal year in which the waiver occurred.

     (b)  Disclosure of Waivers.

          (i) To the extent required by applicable law, waivers (including "implicit waivers") shall be publicly disclosed on a timely basis. An "implicit waiver" for these purposes is defined as the Trust's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that "has been made known" to an executive officer of the Trust within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended ("1934 Act").

          (ii) Rule 3b-7 under the 1934 Act defines an "executive officer" of the Trust as the president of the Trust; any vice president of the Trust in charge of a principal business unit, division or function; any other officer who performs a policy making function; or any other person who performs similar policy making functions for the Trust. A list of such executive officers is included in Appendix A to the Code.

          (iii) If a material departure from a provision of the Code is known only by the Covered Person who has caused the material departure from the Code, the material departure will not be considered to have been made known to an executive officer of the Trust.

8.   Accountability for Adherence to the Code.
     ----------------------------------------

The matters covered in this Code are of the utmost importance to the Trust and its shareholders and are essential to the Trust's ability to conduct its business in accordance with its stated values. Each Covered Officer is expected to adhere to these rules in carrying out his or her duties for the Trust. The conduct of each Covered Officer can reinforce an ethical atmosphere and positively influence the conduct of all employees and agents of the Trust.

The Trust will, if appropriate, take action against any Covered Officer whose actions are found to violate this Code. As discussed in Section 5 of the Code, appropriate sanctions for violations of the Code will depend on the materiality of the violation to the Trust.

Sanctions may include, among other things, a requirement that the violator undergo training related to the violation, a letter of sanction or written censure by the Board, the imposition of a monetary penalty, suspension of the violator as an officer of the Trust or termination of the employment of the violator. If the Trust or any Fund has suffered a loss because of violations of this Code, it may pursue its remedies against the individuals or entities responsible. Accordingly, each Covered Officer shall cooperate or take such steps as may be necessary or appropriate to remedy any material violation of this Code.

9.   Recordkeeping, Amendments and Disclosure of Code.
     ------------------------------------------------

     (a) Records. A copy of this Code, any amendments hereto, and any reports or other records created in relation to waivers of or amendments to provisions of this Code shall be kept as records of the Trust for six years from the end of the fiscal year in which such document was created. Such records shall be furnished to the SEC or its staff upon request.

     (b) Amendments. Each Covered Officer, the Compliance Officer and Trust Counsel are encouraged to recommend improvements to this Code to the Board. The Board may amend the Code in its discretion.

     (c) Disclosure of Code. The Trust must disclose this Code, any substantive amendments and any waivers (including implicit waivers) by: (i) filing with the SEC a copy of the Code, any such amendments and waivers in the Trust's annual report on Form N-CSR; (ii) posting the text of the Code, any such amendments and waivers on the Trust's Internet website and disclosing in each report on Form N-CSR, its Internet address and the fact that it has posted the Code on the website; or (iii) undertake in each report on Form N-CSR to provide to any person without charge, upon request, a copy of the Code, any such amendments and waivers and explain the manner in which such request may be made.

Adopted:  May 20, 2003, as amended November 21, 2003.
-------

                                                                      APPENDIX A

                                  E*TRADE FUNDS

                                 CODE OF ETHICS
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002

Covered Officers
----------------

Liat Rorer (principal executive officer (President))

Elizabeth Gottfried (principal financial officer (Treasurer))

Compliance Officer
------------------

Donald Delano

Trust Counsel
-------------

Russell Elmer

Executive Officers for purposes of Disclosure of "Implicit Waivers" in Section
------------------------------------------------------------------------------
6(b)
----

Liat Rorer (President)

Elizabeth Gottfried (Vice President)

                                                                      APPENDIX B

                                  E*TRADE FUNDS

                                 CODE OF ETHICS
                   PURSUANT TO THE SARBANES-OXLEY ACT OF 2002


                                Covered Officer's
                           Certification of Compliance

          I, __________________________________, hereby certify that I have received, have read and understand the E*TRADE Funds Code of Ethics (pursuant to the Sarbanes-Oxley Act of 2002), as amended (the "Code"). I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject, for the period from _______ through _______.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


__________________, 2003


Received by:
             -------------------------
             Name:
             Title: Chief Compliance
                    Officer
             Date: